Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2007, which appears on page 27 of the Annual Report on Form 10-KSB of AspenBio Pharma, Inc. for the year ended December 31, 2006.

/S/ GHP HORWATH, P.C.

Denver, Colorado
January 17, 2008